Applied Digital Secures Private Debt Facility of up to $200 million to Accelerate HPC Data Center Project in Ellendale, North Dakota

•Applied Digital secures a $125 million initial commitment to fund ongoing construction costs associated with its HPC Campus in Ellendale, ND, which can be upsized upon mutual agreement by both parties up to $200 million
•This financing completes the Company's near-term capital needs and positions it to secure project-level financing to fund the remaining costs to complete the first HPC building
•Financing provides the Company with a clear path to solidifying its position as a leading HPC datacenter owner and operator

DALLAS, TX – June 7, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, announced today that the Company has secured private financing from CIM Group, a leading investment firm and alternative asset manager with extensive experience in top-tier datacenter finance and development. APLD Holdings 2, LLC, a subsidiary of the Company (the “Borrower”), has issued a Promissory Note (the “Note”) for commitments that total $125 million at close (“Initial Commitments”). Of the Initial Commitments, $15 million will be drawn on the date hereof, and the remaining will be drawn subject to the satisfaction of certain conditions outlined in the Note. In addition to the Initial Commitments, the Note includes an accordion feature that allows for up to an additional $75 million of borrowings, subject to the mutual agreement of the Borrower and lender. Principal amounts repaid under the Note will not be available for reborrowing. In total, this financing provides the Company with up to $200 million to be used solely towards the buildout of its HPC Campus in Ellendale, ND.
“We believe this financing with CIM Group represents a transformative step in the Company’s journey to secure both project financing and a long-term lease with a hyperscaler at our HPC Campus in Ellendale, ND. With this financing, we believe we are able to keep our buildout plan on track and hope to finalize optimal terms for project financing concurrently with or shortly after the signing of a long-term lease,” said Wes Cummins, Applied Digital’s CEO. “We now believe we have line of sight to finalize the build-out of our Ellendale Campus, positioning Applied Digital as a leader in the datacenter infrastructure sector. We distinguish ourselves not merely by owning clusters of GPUs, but also by designing and operating large-scale, top-tier datacenters for world-class customers driving the AI revolution. We believe our Ellendale Campus will be a leading HPC datacenter, representing a significant advancement in the industry.”
“CIM Group is excited to support Applied Digital’s growth in cloud and hosting services for some of the world’s top companies,” said Avi Shemesh, Co-Founder and Principal, CIM Group. “CIM will continue to invest in digital infrastructure, providing solutions to companies building the AI ecosystem.”

The Note will have a three-year term and bear interest at an initial rate of 12.0% per annum, payable quarterly in arrears. The Company may prepay the Note in full at any time, subject to certain defined prepayment penalties, which increase if the Note remains outstanding for longer than six months. In connection with the financing, the lender will receive warrants for 6,300,449 shares of common stock of the Company with a strike price of $4.8005 per share (a premium of 10% to the 10 day VWAP). The lender will receive a warrant to purchase up to an additional 2,964,917 shares of common stock of the Company at the same strike price, subject to the Company meeting certain conditions. This second tranche of warrants will be issued only after the borrowing of the full $125 million is made available and will be issued in a private placement.
Amidst the surging AI revolution, management believes Applied Digital is uniquely positioned, offering cutting-edge solutions in Datacenters and Cloud as a Service. Our purpose-built datacenters are strategically designed to maximize efficiency for HPC needs. Applied Digital Cloud delivers cost-effective GPU computer solutions tailored for AI, ML, rendering, and other HPC workloads. We believe Applied Digital’s state-of-the-art infrastructure offers high performance at a low cost, empowering clients to thrive in this era of exponential technological advancement. With a commitment to innovation and exceptional customer support, we aim to facilitate businesses in harnessing the transformative power of AI.
Simpson Thacher & Bartlett LLP acted as legal counsel to lender. Milbank LLP and Lowenstein Sandler LLP acted as legal counsel to the Company.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," “intend,” “hope,” “project” and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including advancement in our construction phase of the HPC data center in Ellendale, North Dakota, our evolving business model and a shift in our business strategy towards our HPC data centers, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third-party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
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Gateway Group, Inc.
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About CIM Group
CIM is a leading investment firm and alternative asset manager. Since 1994, CIM has sought to create value in projects and positively impact the lives of people in communities across the Americas by delivering more than $60 billion of essential real estate and infrastructure projects. CIM’s diverse team of experts applies its broad knowledge and disciplined approach through hands-on management of real assets to deliver excellence to our clients, stakeholders, and the communities we serve. For more information, visit www.cimgroup.com.